SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549
                                 FORM 8-K



                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event report)   May 22,1997

Commission File Number   0-12516

Dynamic Healthcare Technologies, Inc.
(Exact name of registrant as specified in its charter)

Florida                               0-12516                  59-3389871
(State or other jurisdiction  (Commission File Number)        (IRS E.I.N.)
  of Incorporation)

101 Southhall Lane, Suite 210, Maitland, Florida  32751
(Address of principal executive offices)        (ZIP Code)

(407) 875-9991
(Registrant's telephone, including area code)

None
(Former name of former address, if changed from last report)


This report consists of thirty six (36) pages.

The index to exhibit appears on page four (4 ).

                                      FORM 8-K
                        DYNAMIC HEALTHCARE TECHNOLOGIES, INC.
                                     MAY 22, 1997

Item 1.	Changes in Control of Registrant
        None.



Item 2.	Acquisition or Disposition of Assets
        On May 22, 1997 pursuant to the terms of an Agreement and Plan of Merger ("Merger Agreement") by and among Dynacor, Inc. of Apple Valley, Minnesota ("Dynacor"), and the Registrant, Dynacor was merged with and into the Registrant. Under the terms of the Merger Agreement the Registrant issued 250,000 shares of restricted common stock to the shareholders of Dynacor, based upon arms length negotiations.

Item 3.	Bankruptcy or Receivership
        None.

Item 4.	Changes in Registrant's Certifying Accountants
        None.

Item 5.	Other Events
        None.

Item 6.	Resignations of Registrant's Directors
        None.

Item 7.	Financial Statements and Exhibits
        (a)	Financial Statements of Business Acquired.

            The Registrant will file with the Commission the financial statements required by this item within 60 days after the date of this Form 8-K.

        (b)	ProForma Financial Information

            The Registrant will file with the Commission the financial statements required by this item within 60 days after the date of this Form 8-K.

        (c)	Exhibits

            Exhibit 2:	Agreement and Plan of Merger among Dynacor, Inc.
            and Dynamic Healthcare Technologies, Inc., dated May 22, 1997 (the "Merger Agreement").

Item 8.	Change in Fiscal Year
        None.

                                      SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 DYNAMIC HEALTHCARE TECHNOLOGIES, INC.
                                 (Registrant)

Date:    June 2, 1997             /S/MITCHEL J.LASKEY
                                  Mitchel J. Laskey
                                  President, CEO

Date:    June 2, 1997             /S/ PAUL S. GLOVER
                                 	Paul S. Glover
                                  Vice President of Finance, CFO

                                        FORM 8-K
                         DYNAMIC HEALTHCARE TECHNOLOGIES, INC.
                                      MAY 22, 1997

                                   INDEX TO EXHIBITS

Description of Exhibits:                                          Page Number

Exhibit 2: Agreement and Plan of Merger among Dynacor, Inc.              5
           and Dynamic Healthcare Technologies, Inc., dated
           May 22, 1997 (the "Merger Agreement").

                          AGREEMENT AND PLAN OF MERGER

                                   by and among

                       DYNAMIC HEALTHCARE TECHNOLOGIES, INC.,
                          a Florida corporation ("DHT"),

                                   DYNACOR, INC.,
                        a Minnesota corporation ("Dynacor"),

                                 CRAIG T. ARNESON,
                                RICHARD D. HAUSTEN,
                                 ROBERT R. HARRIS,
                             DYNACOR INVESTMENTS, LLP,
                                  EUGENE W. DIETZ,
                             E.W.D. DYNACOR GROUP, LLP,
                                        and
                                  RONALD D. BRAATZ
                 (collectively referred to as the "Shareholders")



                               Dated as of May 16, 1997

                                   TABLE OF CONTENTS

                                        ARTICLE 1

                                       THE MERGER


SECTION 1.1  The Merger; Surviving Corporation                 1
SECTION 1.2  Articles of Incorporation                         1
SECTION 1.3  Bylaws                                            2
SECTION 1.4  Directors and Officers                            2
SECTION 1.5  Effective Time                                    2
SECTION 1.6  Effectuation of the Merger                        2
SECTION 1.7  Conversion of Common Stock; Merger Consideration  2
SECTION 1.8  Payment of the Merger Consideration               2
SECTION 1.9  No Other Rights                                   3
SECTION 1.10 Further Assurances                                3
SECTION 1.11 The Closing                                       3


                                        ARTICLE 2

                           REPRESENTATIONS AND WARRANTIES OF
                              DYNACOR AND THE SHAREHOLDERS


SECTION 2.1  Status of the Shares                             3
SECTION 2.2  Title to the Shares                              4
SECTION 2.3  Authority Relative to this Agreement             4
SECTION 2.4  No Conflicts, Consents                           4
SECTION 2.5  Corporate Existence and Power                    4
SECTION 2.6  Charter Documents and Corporate Records          4
SECTION 2.7  Financial Information                            5
SECTION 2.8  Liabilities                                      5
SECTION 2.9  Dynacor Receivables                              5
SECTION 2.10 Inventories                                      6
SECTION 2.11 Absence of Certain Changes                       6
SECTION 2.12 Properties                                       6
SECTION 2.13 Contracts                                        7
SECTION 2.14  Intangible Property                             7
SECTION 2.15 Claims and Proceedings                           8
SECTION 2.16 Taxes                                            9
SECTION 2.17 Employee Benefits Plans                         10
SECTION 2.18 Employee Related Matters                        11
SECTION 2.19 Insurance                                       12
SECTION 2.20 Compliance with Laws                            12
SECTION 2.21 Permits                                         12
SECTION 2.22 Environmental Matters                           13
SECTION 2.23 Finders Fees                                    13
SECTION 2.24 Fees, Commissions and Royalties                 13
SECTION 2.25 FDA Regulation                                  13
SECTION 2.26 Software                                        13
SECTION 2.27 Depositories; Powers of Attorney                14
SECTION 2.28 Certain Other Representations                   14
SECTION 2.29 Third Party Software                            14

SECTION 2.30 Disclosure                                      14
SECTION 2.31 Board and Shareholder Approval                  14



                                   ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF DHT


SECTION 3.1  Authority Relative to This Agreement            15
SECTION 3.2  No Conflicts; Consents                          15
SECTION 3.3  Corporate Existence and Power                   15
SECTION 3.4  Finders Fees                                    15


                                   ARTICLE 4

                           COVENANTS AND AGREEMENTS



SECTION 4.1  Conduct of Business of Dynacor                 16
SECTION 4.2  Corporate Examinations and Investigations      17
SECTION 4.3  Filings and Authorizations; Taxes              17
SECTION 4.4  Efforts to Consummate                          17
SECTION 4.5  Negotiations With Others                       17
SECTION 4.6  Notices of Certain Events                      18
SECTION 4.7  Public Announcements                           18
SECTION 4.8  Confidentiality                                18
SECTION 4.9  Expenses                                       18
SECTION 4.10 Special Meeting                                19
SECTION 4.11 Merger Claims                                  19
SECTION 4.12 Certain Renewals                               19
SECTION 4.13 Registration of Rights                         19
SECTION 4.14 Dynacor Employee Options                       19


                                   ARTICLE 5

                            CONDITIONS TO CLOSING

SECTION 5.1  Conditions to the Obligations of the Parties  19
SECTION 5.2  Conditions to the Obligations of the
Shareholders and Dynacor                                   20
SECTION 5.3  Conditions to the Obligations of DHT          21


                                   ARTICLE 6

                                INDEMNIFICATION

SECTION 6.1  Survival of Representations and Warranties    22
SECTION 6.2  Obligation of the Shareholders to Indemnify   23
SECTION 6.3  Obligation of DHT to Indemnify                23
SECTION 6.4  Notice and Opportunity to Defend Third
Party Claims                                               23

SECTION 6.5  Limits on Indemnification                     24
SECTION 6.6  Adjustment                                    24


                                       ARTICLE 7

                                      TERMINATION

SECTION 7.1  Termination                                  25
SECTION 7.2  Effect of Termination; Right to Proceed      25


                                      ARTICLE 8

                                    MISCELLANEOUS

SECTION 8.1  Notices                                      26
SECTION 8.2  Entire Agreement                             27
SECTION 8.3 Waivers and Amendments; Non-Contractual
Remedies; Preservation of Remedies                        27
SECTION 8.4  Governing Law; Venue                         27
SECTION 8.5  Binding Effect; No Assignment                27
SECTION 8.6  Exhibits                                     27
SECTION 8.7  Severability                                 27
SECTION 8.8  Counterparts                                 27
SECTION 8.9  Third Parties                                28


                                        ARTICLE 9

                                       DEFINITIONS

SECTION 9.1  Definitions                                 28
SECTION 9.2  Interpretation                              31

                              AGREEMENT AND PLAN OF MERGER


AGREEMENT AND PLAN OF MERGER, dated as of May 16, 1997 (the "Agreement") by and among DYNAMIC HEALTHCARE TECHNOLOGIES, INC., a Florida corporation ("DHT"), DYNACOR, INC., a Minnesota corporation ("Dynacor"), Craig T. Arneson, Richard D. Hausten, Robert R. Harris, Dynacor Investments, LLP, a Minnesota limited liability partnership, Eugene W. Dietz, E.W.D. Dynacor Group, LLP, a Minnesota limited liability partnership, and Ronald D. Braatz, who constitute all of the shareholders of record of Dynacor (collectively referred to as the "Shareholders"). Dynacor and DHT are sometimes hereinafter referred to as the "Constituent Corporations." Definitions of capitalized terms used in Articles I through VIII herein which are not otherwise defined are set forth in Section 9.1.

WHEREAS, the parties acknowledge that Messrs. Arneson, Hausten and Harris, while not shareholders of record of Dynacor, are the sole partners of Dynacor Investments, LLP, which owns of record more than 90% of the issued and outstanding capital stock of Dynacor, and, accordingly, the terms "Shareholder" and "Shareholders" shall include said individuals for all purposes of this Agreement.

WHEREAS, the Boards of Directors of DHT and Dynacor have each approved the merger of Dynacor with and into DHT (the "Merger"), upon the terms and subject to the conditions set forth herein;

WHEREAS, each Shareholder will own immediately prior to the Closing the number of shares (the "Shares") of common stock of Dynacor (the "Common Stock") set forth opposite his or her name on Schedule 2.1.

WHEREAS, pursuant to the Merger, the Shareholders of Dynacor will receive the merger consideration specified herein; and

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

                          ARTICLE 1

                         THE MERGER

SECTION 1.1	The Merger; Surviving Corporation.  Upon the terms
and subject to the conditions set forth herein, and in accordance with the provisions of this Agreement, the Florida Business Corporation Act (the "FBCA") and the Laws of Minnesota and at the Effective Time (as hereinafter defined), Dynacor shall be merged with and into DHT, with DHT being the surviving corporation (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Florida.

SECTION 1.2	Articles of Incorporation.  The Articles of
Incorporation of DHT, as in effect at the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law.

SECTION 1.3	Bylaws.  The Bylaws of DHT, as in effect at the
Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law.

SECTION 1.4	Directors and Officers.  The directors and officers
of the Surviving Corporation immediately following the Effective Time shall be the directors and officers of DHT at the Effective Time until thereafter changed in accordance with applicable law and appropriate corporate actions.

SECTION 1.5	Effective Time.  The Merger shall become effective
upon the due filing of articles of merger (the "Florida Articles of Merger") in the form attached hereto as Exhibit 1.5A with the Florida Department of State pursuant to Section 607.1105 of the FBCA. The date and time when the Merger shall become effective are herein referred to as the "Effective Time." On or within 30 days prior to the Effective Time, articles of merger (the "Minnesota Articles of Merger") in the form attached hereto as
Exhibit 1.5B shall be filed with the Secretary of the State of Minnesota pursuant to Section 302A.651 of the Minnesota Business Corporation Act ("MBCA") providing that the effective date and time of the Merger shall be the Effective Time.

SECTION 1.6	Effectuation of the Merger.  On May 22, 1997, or if
on such date the conditions specified in Article V shall not have been satisfied or waived (other than conditions relating to transactions to occur at the Closing and conditions requiring the delivery of certificates, opinions and other instruments and documents), on a date agreed to by DHT and the Requisite Shareholders in writing to Dynacor not later than the second business day following such satisfaction or waiver, but in no event later than June 30, 1997, the parties shall file the Florida Articles of Merger and the Minnesota Articles of Merger, and take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.

SECTION 1.7	Conversion of Common Stock; Merger Consideration.
By virtue of the Merger and without any action on the part of any holder of capital stock of any of the Constituent
Corporations:

(a)	The Shares of Dynacor issued and outstanding immediately
prior to the Effective Time shall be converted at the Effective
Time into and represent the right to receive the Merger
Consideration (as defined below) in accordance with the terms hereof.

(b)	Each share of Dynacor common stock held in its treasury
immediately prior to the Effective Time shall be canceled or retired and cease to exist at the Effective Time without any conversion thereof.

(c)	The term "Merger Consideration" shall mean, except as
otherwise adjusted pursuant to this Agreement, 250,000 shares of DHT common stock.

SECTION 1.8	 Payment of the Merger Consideration.  Upon the
surrender of all certificates evidencing Shares, together with delivery of such other documents as may be required pursuant to this Agreement at Closing, DHT shall deliver the Merger Consideration to the Shareholders identified on Schedule 2.1.
In lieu of issuing any fractional shares of DHT common stock, each Shareholder entitled to receive a fractional share, if any, shall be paid a cash sum equal to the average of the closing bid and ask prices of DHT common stock on the business day immediately preceding the Closing Date multiplied by the fraction of the share to which such Shareholder is entitled. Each Shareholder identified on Schedule 2.1 shall have the right to receive his or her Pro Rata Share of all payments made of Merger Consideration. "Pro Rata Share" of any Shareholder shall mean the percentage (calculated to the nearest hundredth of percent) set forth on Schedule 2.1, which has been determined by dividing (a) the number of Shares held of record on the Closing Date by such Shareholder as indicated on Schedule 2.1, by (b) the aggregate number of Shares outstanding on the Closing Date as indicated on Schedule 2.1. In lieu of issuing any fractional shares of DHT common stock, each Shareholder entitled to receive a fractional share, if any, shall be paid a cash sum equal to the average of the closing bid and ask prices of DHT common stock on the business day immediately preceding the Closing Date multiplied by the fraction of the share to which such Shareholder is entitled. The delivery of certificates representing Shares (together with evidence satisfactory to the Surviving Corporation of the payment of all required transfer taxes relating to the Shares and arising out of the Merger) shall be a condition precedent to the delivery of any portion of the Merger Consideration relating to such Shares.

SECTION 1.9	 No Other Rights.  Until surrendered to the
Surviving Corporation, each certificate for Shares which immediately prior to the Effective Time represented outstanding Shares shall represent solely the right to receive the Merger Consideration relating thereto at and after the Effective Time.

SECTION 1.10 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any further documents, instruments or assurances in law or any other acts are necessary, desirable or proper to carry out the intent and accomplish the purposes of this Agreement, the Constituent Corporations agree that the Surviving Corporation and its proper officers and directors will execute and deliver all documents, instruments and assurances in law and do all acts necessary, desirable or proper to carry out the intent and accomplish the purposes of this Agreement, and that the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Constituent Corporations or otherwise to take any and all such action.

SECTION 1.11 The Closing. The Closing shall take place at the offices of DHT, 101 Southhall Lane, Suite 210, Maitland, Florida 32751 at 10:00 a.m. local time (or such other place and/or time of day as the parties shall mutually agree) on the date ("Closing Date") of the filing of the Florida Articles of Merger. Except as otherwise provided herein, all transactions consummated at the Closing shall be deemed to have taken place simultaneously at the Effective Time.


                          ARTICLE 2

              REPRESENTATIONS AND WARRANTIES OF

                  DYNACOR AND THE SHAREHOLDERS

Each Shareholder and Dynacor, jointly and severally, represents and warrants to DHT as follows:

SECTION 2.1	Status of the Shares.  The authorized and
outstanding shares of Common Stock (which is the only class of capital stock of Dynacor authorized, issued or outstanding) is as set forth on Schedule 2.1. Other than the Shares and except as set forth on Schedule 2.1, at the Closing, Dynacor will not have outstanding any rights, warrants or options to acquire securities of Dynacor or any convertible or exchangeable securities and, other than pursuant to this Agreement, no person will have any right to acquire any securities of Dynacor. All of the Shares have been duly authorized and duly and validly issued and are fully paid and non-assessable, and none were issued in violation of any preemptive rights, rights of first refusal or other contractual or legal restrictions of any kind.

SECTION 2.2	Title to the Shares.  Each Shareholder owns and
holds good and marketable title to such Shareholder's Shares free and clear of any Lien of any kind.

SECTION 2.3	Authority Relative to this Agreement.  Dynacor and
each Shareholder has full power, capacity and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to consummate the transactions contemplated hereby and thereby (the "Contemplated Transactions"). The execution and delivery of this Agreement and the consummation of the Contemplated Transactions to which Dynacor or such Shareholder is a party have been duly and validly authorized by Dynacor or such Shareholder and no other proceedings on the part of Dynacor or such Shareholder (or any other person) are necessary to authorize the execution and delivery by Dynacor or such Shareholder of this Agreement or the consummation of the Contemplated Transactions to which Dynacor or such Shareholder is a party. This Agreement and the other Transaction Documents to which Dynacor or such Shareholder is a party have been duly and validly executed and delivered by each of Dynacor or such Shareholder, and (assuming the valid execution and delivery thereof by the other parties thereto) constitute the legal, valid and binding agreements of Dynacor and such Shareholder enforceable against Dynacor or such Shareholder in accordance with their respective terms.

SECTION 2.4	No Conflicts, Consents.  The execution, delivery
and performance by Dynacor and each Shareholder of this Agreement and each other Transaction Document to which he or it is a party, the consummation of the Contemplated Transactions to which Dynacor or such Shareholder is a party or the contemplated change of control of the stock ownership of Dynacor, will not
(i) violate any provision of the Articles of Incorporation or By-laws (or comparable instruments) of Dynacor; (ii) require the Shareholders or Dynacor to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body or any other person except as set forth on Schedule 2.4 (the "Required Consents"); (iii) if the

Required Consents are obtained prior to Closing, violate, conflict with or result in a breach or default under (after the giving of notice or the passage of time or both), or permit the termination of, any Contract of a type required to be listed on
Schedule 2.13 to which any Shareholder or Dynacor is a party or by which any of them or any of their Assets may be bound or subject, or result in the creation of any Lien upon the Shares or upon any of the Assets of Dynacor pursuant to the terms of any such Contract; (iv) if the Required Consents are obtained prior to Closing, violate any Law or Order of any Governmental Body against, or binding upon, any Shareholder or Dynacor or upon its Assets or the Business; or (v) if the Required Consents are obtained prior to Closing, violate or result in the revocation or suspension of any Permit.

SECTION 2.5	Corporate Existence and Power.  Dynacor is a
corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate powers and all material Permits required to carry on the Business as now conducted. Dynacor is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the Business or the Assets, financial condition, prospects or the results of operations of Dynacor and its Subsidiaries taken as a whole (collectively, the "Condition of the Business").
Schedule 2.5 sets forth each jurisdiction in which Dynacor is duly qualified to do business as a foreign corporation. Dynacor does not directly or indirectly own any interest or investment in any other person.

SECTION 2.6	Charter Documents and Corporate Records.  Dynacor
and the Shareholders have heretofore delivered to DHT true and complete copies of the Articles of Incorporation and Bylaws, or comparable instruments, of Dynacor as in effect on the date hereof. The stock and transfer books of Dynacor have been made available to DHT for inspection and are true and complete.

SECTION 2.7	Financial Information.  Dynacor and the
Shareholders have previously furnished to DHT true and complete copies of (i) Dynacor's financial statements at and for the calendar years ended December 31, 1996 and 1995 (the "Annual Statements"), (ii) Dynacor's unaudited quarterly financial statements at and for each calendar quarter of 1996 and for the calendar quarter ended March 31, 1997 (the "Interim Statements"), and (iii) Dynacor's audited financial statements for the fiscal years ended June 30, 1996 and 1995 ("Audited Fiscals"). The Audited Fiscals have been prepared in accordance with GAAP consistently applied as set forth in the notes thereto and were audited by its regularly engaged certified public accountants (without qualification in the report thereof). Each delivered financial statement presents fairly the financial position of Dynacor as of its date, and its earnings, changes in stockholders' equity and cash flow for the periods then ended. Each delivered balance sheet fully sets forth all Assets and Liabilities of Dynacor existing as of its date which, under GAAP, should be set forth therein, and each delivered statement of earnings sets forth the items of income and expense of Dynacor which should appear therein under GAAP. All financial and accounting books, ledgers, accounts and official and other records relating to Dynacor have been properly and accurately kept and completed in all material respects. Dynacor and the Shareholders have further prepared and delivered to DHT financial projections for the calendar years 1997 and 1998 ("Projections"). The Projections have been prepared in good faith and are reasonable and obtainable based upon the Dynacor's and the Shareholders' reasonable interpretation of all information available to them.

SECTION 2.8	Liabilities.  Except as and to the extent reflected
in the Interim Statements of Dynacor (the "Latest Balance
Sheet") at March 31, 1997 (the "Latest Balance Sheet Date") referred to in Section 2.7, Dynacor did not have, as of the Latest Balance Sheet Date, any Liabilities or obligations (other than obligations of continued performance under Contracts and other commitments and arrangements entered into in the ordinary course of business). Except as described in Schedule 2.8, and except for current Liabilities for trade or business obligations in the ordinary course of the Business, consistent with past practice, and Liabilities reflected on any balance sheet included in the Interim Statements, since the Latest Balance
Sheet Date there has been (i) no material adverse change in the Assets or Liabilities, or in the Business or condition of Dynacor, financial or otherwise, or the result of operations of Dynacor, and (ii) no change in the Assets or Liabilities or in the Business or condition of Dynacor, financial or otherwise, or in the results of operations or prospects of Dynacor, except in the ordinary course of business; and (iii) no factor or condition exists or, to Dynacor's or any Shareholder's knowledge and belief, is contemplated or threatened, which might cause such a change in the future, and (iv) no dividends or other distributions have been paid or made upon any shares of capital stock of Dynacor nor have any shares of capital stock of Dynacor been redeemed, retired, purchased or acquired for value by Dynacor. Schedule 2.8 also contains a true and correct list of all Deferred Compensation Liabilities and Dynacor Debt and a description of the material terms thereof. Except as provided in Schedule 2.8, there will exist no Dynacor Debt at Closing.
None of the Dynacor Debt or any prior indebtedness to the Shareholders constituted or constitutes a second class of stock within the meaning of Code Section 1361(b)(1)(D) and the Treasury Regulations promulgated thereunder. Schedule 2.8 sets forth a description of the amount and terms and conditions and outstanding principal balance plus accrued interest thereon of all outstanding loans or other advances made by any past or current shareholder of Dynacor.

SECTION 2.9	Dynacor Receivables.  Except as set forth in
Schedule 2.9, all Receivables of Dynacor are valid and enforceable claims, constitute bona fide Receivables resulting from the sale of goods and services in the ordinary course of the Business, are not subject to any defenses, offsets, returns, allowances or credits of any kind, and are fully collectible. Dynacor has not made any loan or advance to any person except as provided in Schedule 2.9.

SECTION 2.10 Inventories. Schedule 2.10 sets forth a true and complete list of Inventory by category as of the date hereof. All Inventory consists of items which are good and merchantable and of a quantity and quality usable and saleable in the ordinary course of the Business consistent with past practices.

SECTION 2.11  Absence of Certain Changes.  Since the Latest
Balance Sheet Date, except as set forth in Schedule 2.11, Dynacor has conducted the Business in the ordinary course consistent with past practices and there has not been:

(a)	Any material adverse change in the Condition of the
Business or any event, occurrence or circumstance that could reasonably be expected to cause such a material adverse change.

(b)	Any transaction or Contract with respect to the purchase,
acquisition, lease, disposition or transfer of any Assets or to any capital expenditure (in each case, other than in the ordinary course of the Business in accordance with past practice), in excess of $10,000.

(c)	Any declaration, setting aside or payment of any dividend
or other distribution with respect to any shares of capital stock of Dynacor.

(d)	Any damage, destruction or other casualty loss (whether or
not covered by insurance), condemnation or other taking affecting the Assets of Dynacor or any Subsidiary to the extent material to Dynacor.

(e)	Any change in any method of accounting or accounting
practice by Dynacor.

(f)	Any increase in the compensation payable or to become
payable to any officer, stockholder, director, consultant, agent or full-time employee of Dynacor, or any alteration in the benefits payable to any thereof.

(g)	Any material adverse change in the relationships of
Dynacor with its customers, suppliers and vendors.

(h)	Except for any changes made in the ordinary course of
Business, any material change in any of Dynacor's business policies, including advertising, marketing, pricing, purchasing, personnel, returns or budget policies.

(i)	Except in the ordinary course of the Business, consistent
with past practice, any payment, directly or indirectly, of any Liability before or after the same became due in accordance with its terms.

SECTION 2.12  Properties.

(a)	Schedule 2.12A sets forth a complete list and description
of all real property owned or leased by Dynacor (the "Real Property"), which constitutes all of the real property owned, used or occupied by Dynacor. The lease for the Real Property is in full force and effect and Dynacor holds a valid and existing leasehold interest and a right to quiet enjoyment of the such Real Property for the term set forth in Schedule 2.12A. The leasehold interest in such Real Property is not subject to or subordinate to any Lien, except as disclosed on Schedule 2.12A.
Schedule 2.12A also sets forth with respect to such Real
Property a list of all title insurance policies, deeds, appraisal reports, surveys and environmental reports held or controlled by Dynacor or any Shareholder, copies of which have been provided to DHT. All structures and buildings of the Business are in good operating condition (subject to normal wear and tear) with no structural or other defects known to Dynacor or the Shareholders that would materially interfere with the operation of the Business, are located within applicable boundary lines and are suitable for the purposes for which they are currently used. The Business is not in violation in any material respect of any building, zoning, anti-pollution, health, occupational safety or other Law or any Order or Permit in respect of such Real Property, structures and buildings. Except as disclosed on Schedule 2.12A, no person, other than Dynacor, has any right to occupy or possess any of the Real Property or any such structures or buildings.


(b)	Dynacor has good and marketable title to (or valid
leasehold interest in) all personal property used in the Business, free and clear of all Liens except as disclosed in
Schedule 2.12B. The machinery, equipment and other tangible personal property constituting a part of the Assets (whether owned or leased), have been maintained in accordance with industry standards, are in good condition and repair (subject to normal wear and tear) and are adequate in quantity and quality for the operation of the Business as presently conducted.
Schedule 2.12B contains a list and description of all equipment and other tangible personal property of Dynacor with a book value (before depreciation) of $1,000 or more.

SECTION 2.13  Contracts.

(a)	Schedule 2.13 sets forth an accurate and complete list of
all Contracts to which Dynacor is a party or by which it or its Assets are bound or subject, except only for those with persons who are not Affiliates of either Dynacor or any Shareholder relating solely to the purchase or sale of property or services by Dynacor in the ordinary course of the Business which (i) require Dynacor to make or receive payments not in excess of $10,000 and (ii) have a remaining term of less than six months from the date of this Agreement or are terminable by Dynacor without penalty during such period. True and correct copies of all written Contracts listed on Schedule 2.13 and summaries of the material provisions of all oral Contracts so listed have been delivered to DHT.

(b)	All Contracts listed on Schedule 2.13 are valid, existing,
in full force and effect and binding upon Dynacor and, to the knowledge of Dynacor or the Shareholders, the other parties thereto in accordance with their terms. Dynacor is not in default (or alleged default) under any such Contract in any material respect, or, to the knowledge of Dynacor or the Shareholders, is any other party thereto in default thereunder in any material respect, or does any condition exist that with notice or the lapse of time or both would constitute a material default (or give rise to a termination right) thereunder. To the knowledge of Dynacor or the Shareholders, no other party to any such Contract intends to terminate or materially alter the provisions thereof by reason of the Contemplated Transactions or otherwise. Since the Latest Balance Sheet Date, Dynacor has not waived any material right under any such Contract, materially amended or extended beyond December 31, 1996 any such Contract or terminated or failed to renew (or received notice of termination or failure to renew with respect to) any such Contract.

SECTION 2.14 Intangible Property. Schedule 2.14 sets forth a true and correct list of all registered patents, trademarks, trade names, copyrights, intellectual properties or service marks owned by or registered in the name of

Dynacor or any Shareholder, all applications for any of the foregoing, and all permits, grants, licenses and other rights running to or from Dynacor or any of the Shareholders relating to any of the foregoing (the "Intellectual Property Rights"), not otherwise required to be set forth on Schedule 2.26. The Contemplated Transactions will not adversely affect the right, title and interest of Dynacor in and to the Intellectual Property Rights. Neither Dynacor nor any Shareholder has been notified by any third party that the Intellectual Property Rights infringe upon or conflict with the rights or intellectual property of third parties. Except as set forth on Schedule 2.14, there are no outstanding claims, liens, encumbrances, options, licenses or agreements of any kind relating to the Intellectual Property
Rights, nor is Dynacor or any Shareholder bound by or party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. Dynacor has full title and ownership of all Intellectual Property Rights without any conflict with or infringement of the rights of others. To the knowledge and belief of Dynacor and the Shareholders, Dynacor has not infringed or violated in any way any valid patent, trademark, trade name or copyright of others, nor has Dynacor received any notice, claim or protest respecting any such violation or infringement. Neither Dynacor nor any Shareholder is aware that any of Dynacor's employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of Dynacor or that would conflict with Dynacor's business as currently conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of Dynacor's business by the employees of Dynacor, nor the conduct of Dynacor's business as currently conducted, will, to the knowledge of Dynacor or the Shareholders, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. Neither
Dynacor nor the Shareholders believes that it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by Dynacor. At Closing, the Surviving Corporation will have sole right, title and interest in and to the Intellectual Property Rights free and clear of any claims by any person.

SECTION 2.15  Claims and Proceedings.  Except as set forth on
Schedule 2.15, there are no outstanding Orders of any Governmental Body against or involving Dynacor or the Business. Except as set forth on Schedule 2.15, there are no actions, suits, claims or counterclaims or legal, administrative or arbitral proceedings or investigations (collectively, "Claims") (whether in respect thereof are covered by insurance), pending or, to the knowledge of Dynacor or the Shareholders, threatened on the date hereof, against or involving Dynacor or any of the Shareholders, any of Dynacor's Assets or the Business. Schedule
2.15 also indicates those Claims the defense thereof or Liabilities in respect thereof are covered by insurance. Except as set forth on Schedule 2.15, at the Closing there will be no such Claims pending or, to the knowledge of Dynacor or the Shareholders, threatened, other than Claims that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Condition of the Business.
Except as set forth on Schedule 2.15, to the knowledge of Dynacor or the Shareholders, on the date hereof, there is no fact, event or circumstance that would give rise to any uninsured Claim. As of the Closing, there will exist no such fact, event or circumstance known to Dynacor or the Shareholders that would give rise to any uninsured Claim that, if pending or threatened on the Closing Date, could reasonably be expected to have a material adverse effect on the Condition of the Business. All notices required to have been given to any insurance company listed as insuring against any Claim set forth on
Schedule 2.15 have been timely and duly given and, except as set forth on Schedule 2.15, no insurance company has asserted that such Claim is not covered by the applicable policy relating to such Claim. There are no Claims pending or, to the knowledge of Dynacor or the Shareholders, threatened that would give rise to any right of indemnification on the part of any director or officer of Dynacor or the heirs, executors or administrators of such director or officer, against Dynacor.

SECTION 2.16  Taxes.

(a)	Except as set forth in Schedule 2.16:
    (i)	Dynacor has timely filed or, if not yet due, will timely
file all Tax Returns required to be filed by it for all taxable periods ending on or before the Closing Date and all such Tax Returns are true, correct and complete in all material respects;

    (ii)	Dynacor has paid or, if payment is not yet due, will pay
to the appropriate Tax Authority or has established, in
accordance with GAAP and consistent with past practice, accruals that are reflected on the Latest Balance Sheet for the payment of, all Taxes of Dynacor for all taxable periods ending on or before the Closing Date;
    (iii)	no extension of time has been requested or granted for
Dynacor to file any Tax Return that has not yet been filed or to pay any Tax that has not yet been paid,
    (iv)	Dynacor has not received notice of a determination by a
Tax authority that Taxes are owed by Dynacor (such determination to be referred to as a "Tax Deficiency") and, to the knowledge of Dynacor or the Shareholders, no Tax Deficiency is proposed or threatened;
    (v)	all Tax Deficiencies, if any, have been paid or finally
settled and all amounts determined by settlement to be owed have been paid;
    (vi)	there are no Tax Liens on or pending against Dynacor or
any of its properties;
    (vii)	there are no presently outstanding waivers or
extensions or requests for waiver or extension of the time
within which a Tax Deficiency may be asserted or assessed;
     (viii)	no issue has been raised in any examination,
investigation, audit, suit, action, claim or proceeding relating to Taxes (a "Tax Audit") which, by application of similar
principles to any past, present or future period, would result in a Tax Deficiency for such period;
    (ix)	there are no pending or, to the knowledge of Dynacor or
the Shareholders, threatened Tax Audits of Dynacor;
    (x)	Dynacor has never been required to include in income any
adjustment pursuant to Section 481 of the Code and no Tax
authority has ever made or proposed any such adjustment;
    (xi)	Dynacor is not a party to any arrangement to which
Section 280G of the Code could under any circumstances apply;
    (xii)	Dynacor has not filed a consent pursuant to Section
341(f) of the Code or agreed for Section 341(f)(2) to apply to the disposition of any asset;
    (xiii)	Dynacor is not now nor has it ever been (a) an
includable member of an "affiliated group" within the meaning of section 1504(a) of the Code, (b) a member of any consolidated, combined or unitary Tax Return filing group, (c) a party to an agreement that obligates it to make any payment computed by
reference to the Taxes, taxable income or tax losses of any
other individual or entity, (d) a personal holding company as defined in Section 542 of the Code, (e) the owner of an interest in an entity that is or is treated as a partnership, trust,
regulated investment company as defined in section 851 of the
Code, real estate investment trust as defined in Section 856 of the Code or foreign personal holding company as defined in
Section 552(a) of the Code, (f) a United States shareholder as defined in Section 951(b) of the Code of a controlled foreign corporation as defined in Section 957 of the Code or (g) a
United States real property holding company within the meaning of Section 897(c)(2) of the Code; or
    (xiv)	Dynacor does not have any deferred intercompany gains
or losses that have not been fully taken into income for income
Tax purposes.

(b)	Schedule 2.16 contains (i) a schedule of the filing dates
of all Tax Returns required to be filed by Dynacor, (ii) a description of all past Tax Audits within the past five years involving Dynacor, (iii) a list of all elections made by Dynacor or its Shareholders relating to Taxes, (iv) a description of the accounting methods employed by Dynacor and any changes in such accounting methods that occurred during any year for which the statute of limitations remains open, (v) a schedule of the tax attributes of Dynacor (including but not limited to net operating and capital losses and investment and alternative minimum tax credits) shown on a separate company basis, together with a description of all limitations to which such tax attributes are subject (e,q., ' 382 limitations or separate return limitation year restrictions) that can be carried forward to a taxable year ending after 1995. Except as set forth in
Schedule 2.16, Dynacor has retained all supporting and backup papers, receipts, spreadsheets and other information necessary for (i) the preparation of all Tax Returns that have not yet been filed and (ii) the defense of all Tax Audits involving taxable periods either ending on or during the six (6) years prior to the Closing Date or from which there are unutilized net operating loss, capital loss or investment tax credit carryovers. Promptly following the date of this Agreement, Dynacor will deliver to DHT: (i) a schedule of Dynacor's tax basis in its assets and the annual depreciation deductions for such assets over their remaining tax recovery period, and (ii) a schedule of the amortization period and annual amortization deductions for each item subject to amortization and a description of the asset or other item that is subject to amortization (e.g., loan issuance costs).

(c)	Except as set forth in Schedule 2.16 and except for sales
Taxes which result from the consummation of the Contemplated Transactions, Dynacor has in all material respects collected and remitted to the appropriate Tax Authority all sales and use or similar Taxes required to have been collected on or prior to the Closing Date and have been furnished properly completed exemption certificates for all exempt transactions. Dynacor has maintained and has in its possession all records, supporting documents and exemption certificates required by applicable sales Tax statutes and regulations to be retained in connection with the collection and remittance of sales and use Taxes for all periods up to and including the Closing Date.

SECTION 2.17  Employee Benefits Plans.

(a)	Schedule 2.17 lists all bonus, deferred compensation,
pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts, health and medical insurance plans, life insurance and disability insurance plans, other employee benefit plans, contracts or arrangements including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA (the "Employee Benefit Plans") which cover any current or former employee, officer, director or consultant of Dynacor or any portion of the Business. Schedule 2.17 separately identifies all Deferred Compensation Liabilities and all Employee Benefit Plans providing retiree benefits and a calculation of the present value of all retiree Liabilities.
All Employee Benefit Plans have been established and maintained in accordance with their terms. No Employee Benefit Plan is or was collectively bargained for. The Employee Benefit Plans which are described in Section 3(3) of ERISA (the "ERISA Plans") are in compliance with all provisions of ERISA, other applicable Laws and, if intended to be tax qualified, Sections 401(a) and 501(a) of the Code. All ERISA Plans which are intended to qualify under Section 401(a) of the Code have been submitted to and approved under Section 401(a) of the Code by the IRS and, to the best knowledge of Dynacor and the Shareholders, nothing has occurred which would cause the loss of such tax qualification. No Liability under ERISA has been or is expected to be incurred by Dynacor or any Affiliate of Dynacor with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with Dynacor under
Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Dynacor and its Affiliates have not incurred and do not expect to incur any Liability with respect to a multi-employer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate) and have not made and are not obligated to make any contributions to any multi-employer plan. All contributions required to be made under the terms of any Employee Benefit Plan have been timely made or have been duly provided for. No single-employer plan of Dynacor or any ERISA Affiliate of Dynacor has any unfunded pension liability or any "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. No Reportable Event has occurred with respect to any ERISA Plan. Neither Dynacor nor any of its Affiliates has provided, or is required to provide, security to any single-employer plan of an ERISA Affiliate pursuant to Section 401 (a) of the Code.
Dynacor and each ERISA Affiliate have paid all premiums (together with any interest, charges or penalties for late payment thereon) required to be paid to the Pension Benefit Guaranty Corporation with respect to each ERISA plan for which such premiums are required. No ERISA Plan has engaged in any transaction described in Section 406 or 407 of ERISA or Section 4975 of the Code. Each ERISA Plan has at all times complied with the bonding requirements of Section 412 of ERISA. Each Employee Benefit Plan can be unilaterally terminated without penalty by Dynacor on no more than sixty (60) days' notice.
There are no pending or, to the knowledge of Dynacor or the Shareholders, threatened Claims relating to any Employee Benefit Plan, other than routine Claims for benefits in the ordinary course, asserted against (i) any Employee Benefit Plan or its assets, (ii) Dynacor or any ERISA Affiliate, or (iii) any fiduciary, for which Dynacor may be directly or indirectly liable, through indemnification obligations or otherwise.

(b)	With respect to each Employee Benefit Plan, Dynacor and
the Shareholders have made available to DHT a current, accurate and complete copy (or, to the extent no such copy exists, an accurate and complete description) thereof (including all amendments thereto which will become effective at a later date) and, to the extent applicable, (i) any related trust agreement, annuity contract or other funding instrument, (ii) the most recent summary plan description, (iii) the most recent annual report form (FORM 5500 series), financial statement and actuarial report and (iv) the most recent IRS determination letter.

SECTION 2.18  Employee Related Matters.

(a)	Schedule 2.18 contains a true and correct list of all
directors, full-time employees and consultants of Dynacor, including any agreement relating thereto, and a description of the rate and nature of all compensation payable by Dynacor to each such person. Schedule 2.18 also contains a description of all existing severance arrangements, accrued vacation policies or retiree benefits of any current or former director, officer, employee or consultant (to the extent not included on Schedule 2.17). Except as set forth on such Schedule, the employment or consulting arrangement of all such persons is terminable at will.

(b)	Except as set forth in Schedule 2.18, (a) Dynacor is not a
party to any Contract with any labor organization or other representative of its employees; (b) there is no unfair labor practice charge or complaint pending or, to the knowledge of Dynacor or the Shareholders, threatened against Dynacor; (c) Dynacor has not experienced any labor strike, slowdown, work stoppage or similar material labor controversy within the past three years; (d) no representation question has been raised respecting any of Dynacor's employees working within the past three years, nor, to the knowledge of Dynacor or the Shareholders, are there any campaigns being conducted to solicit authorization from Dynacor's employees to be represented by any labor organization; (e) no Claim before any Governmental Body brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of Dynacor's employees is pending or, to the knowledge of Dynacor or the Shareholders, threatened against Dynacor; (f) Dynacor is not a party to, or otherwise bound by, any Order relating to its employees or employment practices; and
(g) except with respect to ongoing disputes of a routine nature involving immaterial amounts, Dynacor has paid in full to all of its employees all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees.

SECTION 2.19 Insurance. Schedule 2.19 sets forth a list of all insurance policies, fidelity and surety bonds and fiduciary liability policies ("the Insurance Policies") covering the Assets, the Business, operations, employees, officers and directors of Dynacor. True and complete copies of all such Insurance Policies have been delivered to DHT. Schedule 2.19 also sets forth (a) with respect to each Insurance Policy, the applicable deductible amounts and any material limitations to coverage, (b) any letter of credit relating to any such Insurance Policy and all inspections and reports delivered to Dynacor by any insurer with respect to such Insurance Policies, copies of which have been delivered to DHT and (c) a true and complete list of Claims made in respect of Insurance Policies during the three years prior to the date hereof. True and correct copies of all loss runs with respect to such period have been delivered to DHT. There is no Claim by Dynacor pending under any of such Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such Insurance Policies or requirement by any insurer to perform work which has not been satisfied. All premiums due and payable under all Insurance Policies have been paid, and Dynacor is otherwise in compliance in all material respects with the terms and conditions of all such Insurance Policies. All Insurance Policies are in full force and effect. The insurance in effect with respect to any Real Property is in an amount of the full like-kind replacement value of such Real Properly, including the buildings and improvements thereon. Neither Dynacor nor the Shareholders know of any threatened termination of, premium increase with respect to, or uncompleted requirements under any Insurance Policy. No premiums are or will be payable under Insurance Policies after the Closing in respect of insurance provided for periods prior to the Closing Date.

SECTION 2.20 Compliance with Laws. Dynacor is not in violation of any order, judgment, injunction, award, citation, decree, consent decree or writ applicable to Dynacor (collectively, "Orders"), or any law, statute, code, ordinance, rule, regulation or other requirement (collectively, "Laws"), of any government or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision, or any court or arbitrator (collectively, "Governmental Bodies") affecting its Assets or the Business.

SECTION 2.21 Permits. Dynacor has obtained all licenses, permits, certificates, certificates of occupancy, orders, authorizations and approvals of (collectively, "Permits"), and have made all required registrations and filings with, any Governmental Body that are material to the conduct of the Business. All Permits material to the Business are listed on
Schedule 2.21 and are in full force and effect, no material violations are or have been recorded in respect of any Permit, and no proceeding is pending or, to the knowledge of Dynacor or the Shareholders, threatened to revoke or limit any Permit. No Permit will terminate by reason of the Contemplated Transactions.

SECTION 2.22  Environmental Matters.

(a)	Except as set forth in Schedule 2.22, there has been no
manufacture, refining, storage, transport, disposal or treatment of Hazardous Substances by Dynacor (or, to the knowledge of Dynacor or the Shareholders, any predecessor in interest), or any Release at, on or under any Real Property by Dynacor or, to the knowledge of Dynacor or the Shareholders, by any other person, in violation of any Environmental Law or which would require remedial action under any Environmental Law and, to the knowledge of Dynacor or the Shareholders, none of the soil, ground water or surface water of such Real Property is or has been contaminated by any Release.

(b)	Dynacor has not received any written (i) notice of any
violation with respect to any Environmental Law, or (ii) notice of any prior, pending or threatened Regulatory Action or other Claim involving Dynacor or any present or former owner, lessee or operator of the Real Property.

(c)	Except as set forth in Schedule 2.22, (i) there are no
incinerators, septic tanks, underground tanks or cesspools located, or to the knowledge of Dynacor or the Shareholders, which have been located on, at or under the Real Properly, (ii) all sewage from the Real Property is discharged into a public sanitary sewer system, and (iii) to the knowledge of Dynacor or the Shareholders, there has been no Release by Dynacor into the atmosphere, any adjoining or adjacent body of water, or adjoining or adjacent property. Dynacor has delivered to DHT copies of all environmental reports and all other written materials in the possession of Dynacor or the Shareholders regarding the environmental matters set forth in this Section 2.22.

SECTION 2.23  Finders Fees.  Except as otherwise set forth in
Schedule 2.23, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of any Shareholder or Dynacor who might be entitled to any fee or commission from Dynacor upon consummation of the Contemplated Transactions. The Shareholders are solely responsible for payment of all fees and commissions of the type required to be set forth on Schedule 2.23 and at Closing, no claims will exist against the Surviving Corporation for any such fees or commissions.

SECTION 2.24 Fees, Commissions and Royalties. Dynacor has no relationships with any distributors, agents, employees or other representatives anywhere in the world which is entitled to fees, commissions, royalties or any other payments as a result of the sale of Dynacor's securities, products, services, or pursuant to its on going business, except as disclosed on Schedule 2.24.

SECTION 2.25 FDA Regulation. Except as provided in Schedule 2.25, the Business as presently conducted by Dynacor complies with all applicable regulations promulgated by the United States Food and Drug Administration (the "FDA") when noncompliance may reasonably be expected to have a materially adverse effect on the properties, operation, business or financial condition of Dynacor.

SECTION 2.26 Software. Dynacor has complete and exclusive right, title and interest in and to all tangible and intangible property rights existing in the software listed on Schedule 2.26 (the "Software"). The Software has either been acquired or developed by Dynacor entirely through its own efforts for its own account and the Software is free and clear of all liens, claims, co-ownership rights of any kind or nature, encumbrances, or equities whatsoever of any third party except as set forth on
Schedule 2.26. The Software does not infringe upon any patent, copyright, or trade secret of any third party, is fully eligible for protection under applicable copyright law and has not been forfeited to the public domain, and the source code and system specifications for the Software have been maintained in confidence or when disclosed been subject to a confidentiality agreement. All personnel, including employees, agents, consultants and contractors who have contributed to or participated in the conception and development of the Software either (i) have been party to a for-hire relationship with Dynacor that has accorded Dynacor full, effective and exclusive original ownership of all tangible and intangible property thereby arising with respect to the Software, or (ii) have executed appropriate instruments of assignment in favor of Dynacor as assignee that have conveyed to Dynacor full, effective and exclusive ownership of all tangible and intangible property thereby arising with respect to the Software. There are no agreements or arrangements in effect with respect to the marketing, distribution, licensing or promotion of the Software by any independent salesperson, distributor, sublicensor or other remarketer or sales organization, or any escrow arrangements with any person regarding the Software, except as set forth on Schedule 2.26. The Software performs substantially in accordance with all functional specifications and documentation with respect thereto.

SECTION 2.27 Depositories; Powers of Attorney. Schedule 2.27 sets forth (i) the name of each bank or similar entity in which Dynacor has an account, lock box or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto; and (ii) the name of each person holding a general or special power of attorney from Dynacor and a description of the terms thereof.

SECTION 2.28 Certain Other Representations. As of the date hereof and the Closing Date, (i) the aggregate backlog of contracted sales and installations, (ii) the annualized recurring maintenance and support revenue for existing customers, (iii) the annualized recurring maintenance and support for installation to be completed from existing contract backlog, and (iv) minimum working capital reserves, shall not be less than the respective amounts set forth on Schedule 2.28. In addition total liabilities of Dynacor shall not be greater than the amount set forth on Schedule 2.28.

SECTION 2.29 Third Party Software. Schedule 2.29 sets forth a true and complete list of all Third Party Software. Except as set forth in Schedule 2.29, no other Third Party Software is required, recommended or otherwise used in connection with the Software. Dynacor has full authority and right to indefinitely use and utilize all Third Party Software and is not in any manner subject to payment of any ongoing fees, commissions or other expenses in connection therewith except as set forth in one or more Contracts identified on Schedule 2.13.

SECTION 2.30 Disclosure. Neither this Agreement, nor the Schedules hereto, or any audited or unaudited financial statements, documents or certificates furnished or to be furnished to DHT by or on behalf of Dynacor or any Shareholder pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. Notwithstanding any right of DHT to fully investigate the affairs of Dynacor nor any knowledge of facts determined or determinable by DHT pursuant to such investigation, DHT have the right to rely fully upon the representations, warranties, covenants and agreements of Dynacor and the Shareholders contained herein or listed or disclosed on any Schedule hereto or in any instrument delivered in connection herewith or any of the foregoing.

SECTION 2.31 Board and Shareholder Approval. The Board of Directors of Dynacor has pursuant to unanimous written consent
(i) determined that the Merger is fair to and in the best interests of the Shareholders, (ii) approved the Merger, and
(iii) resolved to recommend adoption of this Agreement and authorization of the Merger to the Shareholders. No anti-takeover provisions under the Laws of Minnesota are applicable to the Contemplated Transactions. The Shareholders shall have irrevocably waived any and all notice requirements under applicable law relating to the delivery of an agreement of merger prior to a stockholders' meeting for the purpose of voting in favor of the Merger.

                              ARTICLE 3

               REPRESENTATIONS AND WARRANTIES OF DHT

DHT represents and warrants to the Shareholders that:

SECTION 3.1	Authority Relative to This Agreement.  DHT has full
power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to consummate the Contemplated Transactions. The execution and delivery of this Agreement and the consummation of the Contemplated Transactions to which DHT is a party have been duly and validly authorized and approved by the board of directors thereof and no other corporate proceedings on the part of DHT are necessary to authorize the execution and delivery by such party of this Agreement or the consummation of the Contemplated Transactions to which it is a party. This Agreement has been duly and validly executed and delivered by DHT and (assuming the valid execution and delivery of this Agreement by the other parties hereto) constitutes the legal, valid and binding agreement of such party, enforceable against such party in accordance with its terms.

SECTION 3.2	No Conflicts; Consents.  The execution, delivery
and performance by DHT of this Agreement and each other Transaction Document to which it is a party and the consummation of the Contemplated Transactions to which it is a party will not
(i) violate any provision of the Articles of Incorporation or by-laws of DHT (ii) require DHT to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body or any other person, except as set forth in Schedule 3.2 (the "DHT Required Consents");
(iii) if DHT Required Consents are obtained prior to the Closing, violate, conflict with or result in the breach or default under (after the giving of notice or the passage of time) or permit the termination of, any material Contract to which DHT is a party or by which either thereof or their respective Assets may be bound or subject; or (iv) if DHT Required Consents are obtained prior to the Closing, violate any Law or Order of any Governmental Body against, or binding upon, DHT or upon its respective assets or business.

SECTION 3.3	Corporate Existence and Power.  DHT is a
corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. DHT is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, its Assets, financial condition or the results of operations of DHT taken as a whole.

SECTION 3.4	Finders Fees.  Except as set forth on Schedule 3.4,
there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of DHT who might be entitled to any fee or commission from DHT upon consummation of the Contemplated Transactions.


                            ARTICLE 4

                    COVENANTS AND AGREEMENTS


SECTION 4.1	Conduct of Business of Dynacor.

(a)	From the date hereof through the Closing Date, Dynacor
agrees, and the Shareholders agree to cause Dynacor to: (i) conduct its operations according to the ordinary and usual course of the Business consistent with past practice, (ii) use best efforts to preserve intact its present business organization, structure and personnel, (iii) use best efforts to preserve and maintain its Assets, Real Property and goodwill of the Business, (iv) use best efforts to preserve its relationships with customers and suppliers and others having business dealings with it, (v) provide DHT with weekly written or telephonic reports relating to Dynacor's business operations and with such information as DHT reasonably requests in writing, telephonically or at a meeting, (vi) carry insurance, including liability insurance, in character and amount in accordance with past custom and practice; (vii) notify DHT of any lawsuits, Claims, proceedings or investigations that are instituted against it, its officers or directors, or to their knowledge, threatened against Dynacor, its officers or directors, and
(viii) use best efforts to comply with all material laws, rules, regulations and governmental authorities applicable to it and to the conduct of the Business.

(b)	Except as otherwise specifically set forth on Schedule
4.1(b), and other than in the ordinary course of the Business consistent with past practices, from the date hereof through the Closing Date, without the prior written consent of DHT, Dynacor will not, and the Shareholders will cause Dynacor not to: (i) change its articles of incorporation, bylaws or organizational structure; (ii) incur any debt or other financial obligations;
(iii) sell, transfer, assign, mortgage, pledge, encumber or permit the creation of any lien or security interest with respect to, any of its Assets, Real Property or other properties; (iv) make any investments or expenditures, incur any Liabilities, enter into any Contracts or commitments, or otherwise undertake or assume any obligations which, individually or in the aggregate, exceed $5,000; (v) hire or terminate employees or contractors; (vi) modify, assign or hypothecate any existing material Contract; (vii) declare any dividends or make any distribution of Assets or cash with respect to its capital stock or any bonus or other incentive plans; (viii) authorize, issue, sell, restructure or exchange any Dynacor Debt or equity securities (including, without limitation, stock options or warrants); (ix) make loans, advances or prepayments or extend credit to any party; (x) sell, discount or factor any Receivables or enter into any similar arrangements; (xi) increase compensation payable or to become payable to any officer, shareholder, director, consultant, agent or employee or otherwise modify benefits payable to any of them; or (xii) pay, discharge, settle or satisfy any Claim or Liability; or (xiii) not to undertake (nor permit to be undertaken) any of the actions specified in Section 2.11.

(c)	From the date hereof through the Closing Date, Dynacor and
the Shareholders agrees that the affairs of Dynacor will be conducted in such a manner so that the representations and warranties of Dynacor and the Shareholders contained herein shall continue to be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date.

(d)	From the date hereof through the Closing Date, Dynacor and
the Shareholders agree that Dynacor will consult with DHT prior to any renewal, amendment, extension or termination of, waiver of any material right under, or any failure to renew, any Contract of the type required to be listed on Schedule 2.13 and will not take any such action if DHT objects thereto in writing.

SECTION 4.2	Corporate Examinations and Investigations.  Prior
to the Closing Date, Dynacor agrees that DHT shall be entitled, through its directors, officers, Affiliates, employees, attorneys, accountants, representatives, lenders, consultants and other agents (collectively, "Representatives") to make such investigation of the Assets, the Business and operations of Dynacor, and such examination of the books, records and financial condition of Dynacor, as DHT reasonably deems necessary in order to fully complete its investigations and examinations at least three (3) days prior to Closing, and Dynacor and the Shareholders shall cooperate fully therein. In that connection, Dynacor and the Shareholders shall make available to the Representatives of DHT during such period all such information and copies of such documents and records concerning the affairs of Dynacor as such Representatives may reasonably request, shall permit the Representatives of DHT access to the Assets of Dynacor and all parts thereof and to their respective employees, customers, suppliers, Contractors and others, and shall cause Dynacor's representatives and agents to cooperate fully in connection with such review and examination. No investigation by DHT shall diminish or obviate any of the representations, warranties, covenants or agreements of a Shareholder or Dynacor contained in this Agreement.

SECTION 4.3	Filings and Authorizations; Taxes.  Dynacor and the
Shareholders, on the one hand, and DHT on the other, shall file or supply, or cause to be filed or supplied, all notifications, reports and other information required to be filed or supplied by Law to effectuate the consummation of the Contemplated Transactions. Dynacor and the Shareholders, on the one hand, and DHT on the other, shall cooperate with each other in connection with such filings and furnish each other with copies of such filings and any correspondence received from any Governmental Body in connection therewith. The Shareholders will pay when due all

Taxes imposed upon them or Dynacor by Law arising out of the Contemplated Transactions. DHT will pay when due all Taxes imposed upon it by Law arising out of the Contemplated Transactions. Dynacor and the Shareholders, on the one hand, and DHT, on the other, as promptly as practicable, shall make, or cause to be made, all filings and submissions under such Laws as are applicable to them or to their respective Affiliates, as may be required for them to consummate the Contemplated Transactions in accordance with the terms of this Agreement and shall furnish copies thereof to each other party prior to such filing and shall not make any such filing or submission to which DHT or the Requisite Shareholders, as the case may be, reasonably objects in writing. All such filings shall comply in form and content in all material respects with applicable Law.

SECTION 4.4	Efforts to Consummate.  Subject to the terms and
conditions herein, each party hereto, without payment or further consideration, shall use its good faith efforts to take or cause to be taken all action and to do or cause to be done all things necessary, proper or advisable under applicable Laws, Permits and Orders to consummate and make effective, as soon as reasonably practicable, the Contemplated Transactions, including, but not limited to, the obtaining of all Required Consents, DHT Required Consents and Permits or consents of any third party, whether private or governmental, required in connection with such party's performance of such transactions and each party hereto shall cooperate with the other in all of the foregoing.

SECTION 4.5	Negotiations With Others.  From and after the date
hereof, unless and until this Agreement shall have terminated in accordance with its terms, Dynacor and the Shareholders agree that none of them will directly or indirectly (i) solicit, engage in discussions or engage in negotiations with any person (other than DHT or any of its Affiliates) with respect to an Acquisition Proposal; (ii) provide information to any person (other than DHT or any of its Representatives) in connection with an Acquisition Proposal; or (iii) enter into any transaction with any person (other than DHT or any of its Affiliates) with respect to an Acquisition Proposal. If any Shareholder, Dynacor or any representative thereof receives any offer or proposal to enter into discussions or negotiations relating to any of the above, Dynacor and the Shareholders will immediately notify DHT in writing as to the identity of the offeror or the party making any such proposal and the specific terms of such offer or proposal.

SECTION 4.6	Notices of Certain Events.  Prior to the Closing
Date, each of Dynacor and the Shareholders, on the one hand, and DHT, on the other, shall promptly notify the other of:

(a)	any notice or other communication received from an person
alleging that the consent of such person is or may be required in connection with the Contemplated Transactions;

(b)	any notice or other communication received from any
Governmental Body in connection with the Contemplated
Transactions;

(c)	any event, condition or circumstance occurring from the
date hereof through the Closing Date that would constitute a violation or breach of any representation or warranty, whether made as of the date hereof or as of the Closing Date, or that would constitute a violation or breach of any covenant of any party contained in this Agreement; and

(d)	any event, condition or circumstance occurring from the
date hereof through the Closing Date that may have a material adverse effect on the Condition of the Business.

SECTION 4.7	Public Announcements.  Prior to the Closing Date,
Dynacor and the Shareholders will consult with DHT before issuing any press release or otherwise making any public statement with respect to the Contemplated Transactions, and will not issue any such press release or make any such public statement without the prior approval of DHT, except as may be required by applicable Law in which event DHT shall have the right to review and comment upon any such press release or public statement prior to its issuance.

SECTION 4.8	Confidentiality.

(a)	DHT shall hold in strict confidence, and shall use its
best efforts to cause all its Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or by other requirements of law, all information concerning the Shareholders and Dynacor which it has obtained from

Dynacor, the Shareholders or their representatives prior to, on or after the date hereof in connection with the Contemplated Transactions, and DHT shall not use or disclose to others, or permit the use of or disclosure of, any such information so obtained, and will not release or disclose such information to any other person, except to its Representatives who need to know such information in connection with this Agreement and who shall be advised of the provisions of this
Section 4.8. The foregoing provision shall not apply to any such information to the extent (i) known by DHT prior to the date such information was provided to such party in connection with the Contemplated Transactions, (ii) made known to DHT from a third party not in breach of any confidentiality requirement, or (iii) made public through no fault of DHT or any of its Representatives.

(b)	If the Contemplated Transactions are not consummated and
if requested by the Requisite Shareholders, DHT shall return to the Shareholders all tangible evidence of such information regarding the Shareholders and Dynacor.

SECTION 4.9	Expenses.  Except as otherwise specifically
provided in this Agreement, DHT and Dynacor shall bear their respective expenses. DHT will bear its own expenses and Dynacor will bear the expenses of Dynacor, in each case, incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of their respective representatives.

SECTION 4.10 Special Meeting. As soon as practicable (but in no event later than ten days following the execution and delivery hereof) following execution and delivery of the Agreement, Dynacor and the Shareholders shall cause to be convened a duly called and held special meeting or will take action by unanimous written consent (the "Meeting") of the Shareholders to vote to approve the Merger and to take any other actions required by the Shareholders under the laws of Minnesota, other applicable Law or the Articles of Incorporation or Bylaws of Dynacor, to approve the Contemplated Transactions. At such meeting, each Shareholder will vote his or her Shares in favor of the Merger and the other Contemplated Transactions.

SECTION 4.11 Merger Claims. If, prior to the Closing, any Merger Claim is commenced, the Shareholders will bear all of the expenses (including reasonable counsel fees and expenses) incurred in defending or investigating such Claim and Dynacor and the Shareholders will each use its or his best efforts to cause such Claim to be dismissed (without the incurrence of Liability by Dynacor thereby) prior to the Closing. Dynacor and the Shareholders will give DHT (i) immediate notice of the commencement of any Merger Claim and (ii) subject to the provisions of Article 6, the opportunity to participate in all negotiations and proceedings in connection therewith.

SECTION 4.12 Certain Renewals. With respect to each Permit required to be listed on Schedule 2.21 which may expire prior to the Closing Date, Dynacor shall (i) timely file with the appropriate Governmental Bodies applications for renewal of each such Permit (the "Applications"), (ii) deliver to DHT true and complete copies of such Applications, (iii) diligently prosecute such Applications to conclusion, and (iv) cooperate fully with all Governmental Bodies in the processing of such Applications.

SECTION 4.13 Registration of Rights. DHT shall grant to the Shareholders certain incidental or "piggy-back" registration rights with respect to the DHT common stock representing Merger Consideration in accordance with the terms of a certain Registration Rights Agreement to be delivered at Closing, the form of which is attached hereto as Exhibit 4.13.

SECTION 4.14 Dynacor Employee Options. DHT shall make available (as and when approved by the shareholders of DHT) to key Dynacor employees (other than Shareholders owning 10% or more of Dynacor) an aggregate pool of 60,000 shares of DHT common stock pursuant to the terms and conditions of the DHT 1993 incentive stock option plan.

                            ARTICLE 5

                     CONDITIONS TO CLOSING

SECTION 5.1	Conditions to the Obligations of the Parties.  The
obligations of Dynacor and the Shareholders, on the one hand, and DHT on the other, to consummate the Contemplated
Transactions are subject to the satisfaction of the following conditions, which, in the case of Section 5.1(b), may be waived by DHT and the Requisite Shareholders:

(a)	No Injunction.  No provision of any applicable Law and no
Order shall prohibit the consummation of the Contemplated
Transactions.

(b)	No Proceeding or Litigation.  No Claim (other than Claims
for appraisal rights of Dissenting Shareholders) instituted by any person, shall have been commenced or pending against a Shareholder, Dynacor or DHT or any of their respective Affiliates, officers or directors which Claim seeks to restrain, prevent, change or delay in any material respect the Contemplated Transactions or seeks to challenge any of the material terms or provisions of this Agreement or seeks material damages in connection with any of such transactions.

SECTION 5.2	Conditions to the Obligations of the Shareholders
and Dynacor. All obligations of the Shareholders and Dynacor hereunder are subject, at the option of the Requisite
Shareholders, to the fulfillment prior to or at the Closing of each of the following further conditions:

(a)	Performance.  DHT shall have performed and complied in all
material respects with all agreements, obligations and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

(b)	Representations and Warranties.  The representations and
warranties of DHT contained in this Agreement and in any certificate or other writing delivered by DHT pursuant hereto shall be true in all material respects at and as of the Closing
Date as if made at and as of such time.

(c)	Merger.  The Florida Articles of Merger shall have been
duly executed by the Surviving Corporation and DHT shall have tendered to the Shareholders that portion of the Merger
Consideration payable at the Closing in accordance with the terms of this Agreement.

(d)	DHT Required Consents.  All material DHT Required Consents
shall have been obtained.

(e)	Documentation.  There shall have been delivered to Dynacor
and the Shareholders the following:

    (i)	A certificate, dated the Closing Date, of the President
or any Vice President of DHT confirming the matters set forth in
Section 5.2(a) and (b) hereof.
    (ii)	A certificate, dated the Closing Date, of the Secretary
or Assistant Secretary of DHT certifying, among other things, that attached or appended to such certificate (A) is a true and correct copy of its Articles of Incorporation and all amendments if any thereto as of the date thereof; (B) is a true and correct copy of its By-laws as of the date hereof, (C) is a true copy of all corporate actions taken by it, including resolutions of its board of directors authorizing the execution, delivery and
performance of this Agreement, and each other document to be delivered by such party pursuant hereto; and (D) are the names and signatures of its duly elected or appointed officers who are authorized to execute and deliver this Agreement and any
certificate, document or other instrument in connection herewith.
    (iii)	Evidence of the good standing and corporate existence
of DHT reasonably requested by Dynacor or the Requisite
Shareholders.

    (iv)	A signed opinion of DHT's counsel, dated the Closing
Date and addressed to the Shareholders, substantially in the form of opinion annexed as Exhibit 5.2C hereto.
    (v)	Copies of all DHT Required Consents.

(f)	Employment Agreements.  DHT shall have executed and
delivered Employment Agreements substantially in the form of
Exhibit 5.2A with the following Shareholders:  Craig T. Arneson,
Richard D. Hausten and Robert R. Harris.

(g)	Stock Option Agreements.  DHT shall have executed and
delivered Stock Option Agreements substantially in the form attached hereto as Exhibit 5.2B with Craig T. Arneson, Richard
D. Hausten, Robert R. Harris.

SECTION 5.3	Conditions to the Obligations of DHT.  All
obligations of DHT hereunder are subject, at the option of DHT, to the fulfillment prior to or at the Closing of each of the following further conditions:

(a)	Performance.  Each of Dynacor and the Shareholders shall
have performed and complied in all material respects with all agreements, obligations and covenants required by this Agreement to be performed or complied with by it, him or her at or prior to the Closing Date.

(b)	Representations and Warranties.  The representations and
warranties of Dynacor and the Shareholders contained in this Agreement and in any certificate or other writing delivered by Dynacor and the Shareholders pursuant hereto shall be true in all material respects at and as of the Closing Date as if made at and as of such time.

(c)	Environmental Matters.  DHT shall not have received an
environmental report from an environmental consultant regarding the Real Property stating that the representations in Article 2 with respect to environmental matters are inaccurate in any material respect.

(d)	Required Consents.  All Required Consents shall have been
obtained.

(e)	Dynacor 401(k) Plan.  Dynacor's existing 401(k) plan shall
have been frozen prior to the Closing Date.

(f)	Dynacor Employment Agreements.  Except as set forth on
Schedule 5.3(e), all existing employment agreements, together with any and all amendments thereto, between Dynacor and any of its employees (including, without limitation, all phantom stock, bonus, incentive, severance or other compensation agreements) shall be terminated prior to Closing.

(g)	Shareholder Approval.  This Agreement and the Merger shall
have been approved and adopted by no less than 100% of the Shareholders entitled to vote thereon at the Meeting and the Florida Articles of Merger and the Minnesota Articles of Merger shall have been duly filed.

(h)	Schedules.  All schedules not delivered to DHT upon
execution hereof, and all updates to schedules delivered upon execution hereof, shall have been delivered prior to Closing and accepted and agreed to by DHT at its sole discretion.

(i)	Documentation.  There shall have been delivered to DHT the
following:
    (i)	A certificate dated the Closing Date of Dynacor and each
Shareholder confirming the matters relating to it set forth in
Sections 5.3(a) and (b).
    (ii)	A certificate, dated the Closing Date, of the President
and Secretary of Dynacor
certifying, among other things, that
attached or appended to such certificate (A) is a true and
correct copy of its Articles of Incorporation and all amendments if any thereto as of the date thereof; (B) is a true and correct copy of its By-laws as of the date hereof; (C) is a true copy of all corporate actions taken by it, including resolutions of its board of directors authorizing the execution, delivery and
performance of this Agreement, and each other document to be delivered by such party pursuant hereto; and (D) are the names and signatures of its duly elected or appointed officers who are authorized to execute and deliver this Agreement and any certificate, document or other instrument in connection herewith.
    (iii)	Evidence of the good standing and corporate existence
of Dynacor reasonably requested by DHT.
    (iv)	The resignations, dated on or before the Closing Date,
of each director and officer of Dynacor.
    (v)	A signed opinion of Dynacor's and the Shareholders'
counsel, dated the Closing Date, addressed to DHT, substantially in the form of the opinion annexed as Exhibit 5.3A hereto.
    (vi)	Copies of all Required Consents and Permits.
    (vii)	An executed general release by each Shareholder in
favor of Dynacor substantially in the form of Exhibit 5.3B
hereto.
    (viii)	An executed estoppel certificate and consent to
assignment of Lease from the landlord under the Lease
substantially in the form of Exhibit 5.3C hereto.
    (ix)	An executed copy of the Escrow Agreement.
    (x)	Executed employment agreements with Craig T. Arneson,
Richard D. Hausten and Robert R. Harris, fully executed copies of which shall be attached hereto at Closing as Exhibit 5.3D.
    (xi)	Possession and control of the Assets of Dynacor
(including all corporate books, seals, bank accounts, records and documents).


                          ARTICLE 6

                       INDEMNIFICATION

SECTION 6.1	Survival of Representations and Warranties.

(a)	Notwithstanding any right of DHT fully to investigate the
affairs of Dynacor and notwithstanding any knowledge of facts determined or determinable by DHT pursuant to such investigation or right of investigation, DHT has the right to rely fully upon the representations, warranties, covenants and agreements of Dynacor and the Shareholders contained in this Agreement, or listed or disclosed on any Schedule hereto or in any instrument delivered in connection with or pursuant to any of the foregoing. All such representations, warranties, covenants and agreements shall survive the execution and delivery of this Agreement and the Closing hereunder. Notwithstanding the foregoing, all representations and warranties of Dynacor and the Shareholders contained in this Agreement, on any Schedule hereto or in any instrument delivered in connection with or pursuant to this Agreement, the indemnification obligations of the Shareholders in respect of the matters specified in clauses (i) and (ii) of Section 6.2 shall terminate and expire 18 months after the Closing Date; provided, however, that the liability of the Shareholders shall not terminate as to any specific claim or claims of the type referred to in Section 6.2 hereof, whether or not fixed as to liability or liquidated as to amount, with respect to which such Shareholders have been given specific notice on or prior to the date on which such liabilities would otherwise terminate pursuant to the terms of this Section 6.1. Notwithstanding the foregoing, the Shareholders acknowledge that their obligation to indemnify DHT and the Surviving Corporation with respect to any Excluded Tax Liabilities, Environmental Liabilities and Merger Claims shall survive the Closing until the expiration of any applicable statute of limitations with respect thereto, and such obligation shall not be affected by the expiration of any representation and warranty of Dynacor or the Shareholders under this Section 6.1(a).

(b)	All representations, warranties, covenants and agreements
of DHT shall terminate and expire 18 months after the Closing Date, provided, however, that the liability of DHT shall not terminate as to any specific claim or claims of the type referred to in Section 6.3 hereof, whether or not fixed as to liability or liquidated as to amount, with respect to which DHT has been given specific notice on or prior to the date on which such Liability would otherwise terminate pursuant to the terms of this Section 6.1(b).

SECTION 6.2	Obligation of the Shareholders to Indemnify.
Subject to the provisions of Section 6.5, each Shareholder, jointly and severally agrees to indemnify, defend and hold harmless DHT and the Surviving Corporation (and their respective directors, officers, employees, Affiliates, successors and assigns) from and against all Claims, losses, liabilities, damages, deficiencies, judgments, settlements, costs of investigation or other expenses (including interest, penalties and reasonable attorneys' fees and disbursements and expenses incurred in enforcing this indemnification) (collectively, the "Losses") suffered or incurred by DHT or the Surviving Corporation or any of the foregoing persons arising out of (i) any breach of the representations and warranties of Dynacor or the Shareholders contained in this Agreement or in the Schedules or any Transaction Document, (ii) any breach of the covenants and agreements of Dynacor or the Shareholders contained in this Agreement or in the Schedules or any Transaction Document, (iii) any Environmental Liabilities, (iv) any Merger Claims and (v) any Excluded Tax Liabilities.

SECTION 6.3	Obligation of DHT to Indemnify.  DHT agrees to
indemnify, defend and hold harmless each Shareholder (and any director, officer, employee, Affiliate or successors and assigns of any thereof) from and against any Losses suffered or incurred by such Shareholder or any of the foregoing persons arising out of any breach of the representations and warranties of DHT or of the covenants and agreements of DHT contained in this Agreement or in the Schedules or any Transaction Documents.

SECTION 6.4	Notice and Opportunity to Defend Third Party Claims.

(a)	Promptly after receipt by any party hereto (the
"Indemnitee") of notice of any demand, claim, circumstance or Tax Audit which would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give prompt notice thereof (the "Claims Notice") to the party or parties obligated to provide indemnification pursuant to Section 6.2 or 6.3 (collectively, the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary, and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee. The rights of the Indemnifying Party to defend Asserted Liabilities under Section 6.4(b) in the case of Asserted Liabilities against Dynacor or the Shareholders shall be exercised by the Requisite Shareholders.

(b)	The Indemnifying Party may elect to defend, at its own
expense and with its own counsel, any Asserted Liability unless
(i) the Asserted Liability seeks an injunction or other equitable or declaratory relief against the Indemnitee or (ii) the Indemnitee shall have reasonably concluded that there is a conflict of interest between the Indemnitee and the Indemnifying Party in the conduct of such defense. If the Indemnifying Party elects to defend such Asserted Liability, it shall within thirty
(30) days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the defense of such Asserted Liability. If the Indemnifying Party elects not to defend the Asserted Liability, is not permitted to defend the Asserted Liability by reason of the first sentence of this Section 6.4(b), fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement with respect to such Asserted Liability, the Indemnitee may pay, compromise or defend such Asserted Liability at the sole cost and expense of the Indemnifying Party. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the reasonable written objection of the other, provided that the Indemnitee may settle or compromise any claim as to which the Indemnifying Party has failed to notify the Indemnitee of its election under this Section 6.4(b) or as to which the Indemnifying Party is contesting its indemnification obligations hereunder and provided further, that if any Indemnitee shall fail to consent to the monetary terms of any proposed settlement or compromise of any Asserted Liability, the Indemnifying Party shall not thereafter be obligated to pay the Indemnitee in respect of such Asserted Liability under this
Article 6 in excess of the amount it would have been required to pay to the Indemnitee in connection with such proposed settlement or compromise. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of any Asserted Liability. If the Indemnifying Party chooses to defend any Asserted Liability, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense. Any Losses of any Indemnitee for which indemnification is available hereunder shall be paid within thirty (30) days following written demand therefor.

SECTION 6.5	Limits on Indemnification.  Notwithstanding
anything contained in this Article 6 to the contrary, the Shareholders shall not have any obligation to indemnify DHT or the Surviving Corporation pursuant to Section 6.2 hereof with respect to any Losses specified therein unless and until DHT and the Surviving Corporation shall have incurred Losses in an aggregate amount in excess of $25,000, in which event DHT and the Surviving Corporation shall be entitled to be indemnified for all of their Losses.

SECTION 6.6	Adjustment.  It is the intent of the parties that
any amounts paid under Sections 6.2 or 6.3 shall represent an adjustment of the Merger Consideration and the parties will report such payments consistent with such intent. Nevertheless, if any payment pursuant to Section 6.2 or 6.3 hereof would be treated by any Tax Authority as other than a Merger
Consideration adjustment and would, on that basis, be includable in the gross income of the Indemnitee that is reported to such Tax Authority, then such payment shall be increased by the amount necessary so that the Indemnitee is fully and completely indemnified on an after-tax basis. For purposes of this Agreement, the term "Losses" shall be calculated after taking into account the receipt of any and all insurance proceeds.


                               ARTICLE 7

                              TERMINATION

SECTION 7.1	Termination.  This Agreement may be terminated and
the Contemplated Transactions may be abandoned at any time prior to the Closing:

(a)	By mutual written consent of the Requisite Shareholders
and DHT;

(b)	By the Requisite Shareholders if (i) there has been a
material misrepresentation or breach of warranty on the part of DHT in the representations and warranties contained herein and such material misrepresentation or breach of warranty, if curable, is not cured within thirty (30) days after written notice thereof from the Requisite Shareholders, or (ii) DHT has committed a material breach of any covenant imposed upon it hereunder and fails to cure such breach within thirty (30) days after written notice thereof from the Requisite Shareholders.

(c)	By DHT, if (i) there has been a material misrepresentation
or breach of warranty on the part of Dynacor or any Shareholder in the representations and warranties contained herein and such material misrepresentation or breach of warranty, if curable, is not cured within thirty (30) days after written notice thereof from DHT, (ii) Dynacor or any Shareholder has committed a material breach of any covenant imposed upon it or him hereunder and fails to cure such breach within thirty (30) days after written notice thereof from DHT, or (iii) any condition to DHT's obligations hereunder becomes incapable of fulfillment through no fault of DHT and is not waived by DHT.

(d)	By the Requisite Shareholders or by DHT, if there shall be
any Law that makes consummation of the Contemplated Transactions illegal or otherwise prohibited, or if any Order enjoining Dynacor from consummating the Contemplated Transactions is entered and such Order shall have become final and nonappealable; and

(e)	By either the Requisite Shareholders or DHT if the Closing
shall not have occurred on or prior to June 30, 1997, provided if so terminated by the Requisite Shareholders, the conditions specified in Section 7.1(b), above shall have been satisfied on the date of termination, or, if terminated by DHT, the conditions specified in Section 7.1(c) shall have been satisfied on the date of termination.

SECTION 7.2	Effect of Termination; Right to Proceed.  In the
event that this Agreement shall be terminated pursuant to
Section 7.1, all further obligations of the parties under the Agreement shall terminate without further liability of any party hereunder except (i) to the extent that a party has made a material misrepresentation hereunder or committed a breach of the material covenants and agreements imposed upon it hereunder,
(ii) to the extent that any condition to a party's obligations hereunder became incapable of fulfillment because of the breach by a party of its obligations hereunder, (iii) that the agreements contained in Sections 4.7, 4.8 and 4.9 shall survive the termination hereof. In the event that a condition precedent to its obligation is not met, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the Contemplated Transactions.


                                ARTICLE 8

                              MISCELLANEOUS

SECTION 8.1	Notices.

(a)	Any notice or other communication required or permitted
hereunder shall be in writing and shall be delivered personally by hand or by recognized overnight courier, telecopied or mailed (by registered or certified mail, postage prepaid) as follows:
    (i) 	If to DHT, one copy to:
         Dynamic Healthcare Technologies, Inc.
         101 Southhall Lane, Suite 210
         Maitland, FL  32751
         Attention:  Mitchel J. Laskey, President and CEO
         Fax:  (407) 875-9915

         with a copy to:
         Cohen, Berke, Bernstein,
         Brodie & Kondell, P.A.
         2601 South Bayshore Drive, 19th Floor
         Miami, FL  33133
         Attention:  Richard N. Bernstein, Esq.
         Fax:  (305) 857-0857

    (ii)	If to Dynacor, one copy to:
         Dynacor, Inc.
         7300 W. 147th Street
         Apple Valley, Minnesota 55124
         Attention:  Craig T. Arneson, President
         Fax:  (612) 431-4989
         with a copy to:
         Severson, Sheldon, Daugherty & Molenda, P.A.
         7300 W. 147th Street, Suite 600
         Apple Valley, Minnesota 55124
         Attention:  Larry S. Severson, Esq.
         Fax:  (612) 432-3780

    (iii)	If to the Shareholders, one copy to the addresses
listed on Schedule 2.1.

(b)	Each such notice or other communication shall be effective
(i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in Section 8.1(a) (with confirmation of transmission; provided, however, that if such confirmation is received later than 5 p.m., notice shall be effective on the next following business day) or (ii) if given by any other means, when delivered at the address specified in
Section 8.1(a). Any party by notice given in accordance with this Section 8.1 to the other party may designate another address (or telecopier number) or person for receipt of notices hereunder. Notices by a party may be given by counsel to such party.

SECTION 8.2	Entire Agreement.  This Agreement (including the
Schedules and Exhibits hereto) and the collateral agreements executed in connection with the consummation of the Contemplated Transactions contain the entire agreement between the parties with respect to the subject matter hereof and related transactions and supersede all prior agreements, written or oral, with respect thereto.

SECTION 8.3	Waivers and Amendments; Non-Contractual Remedies;
Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed or extended only by a written instrument signed by the Requisite Shareholders and DHT. The provisions hereof may be waived in writing by the Requisite Shareholders and DHT. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any Waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. Except as otherwise provided herein, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

SECTION 8.4	Governing Law; Venue.  This Agreement shall be
governed and construed in accordance with the laws of the State of Florida applicable to agreements made and to be performed entirely within such State, without regard to the conflict of law rules thereof. Venue with respect to any disputes arising in connection herewith shall be Orange County, Florida.

SECTION 8.5	Binding Effect; No Assignment.  This Agreement and
all of its provisions, rights and obligations shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs and legal representatives.
This Agreement may not be assigned (including by operation of Law) by a party without the express written consent of DHT (in the case of assignment by Dynacor or any Shareholder) or the Requisite Shareholders (in the case of assignment by DHT) and any purported assignment, unless so consented to, shall be void and without effect. Nothing herein express or implied is intended or shall be construed to confer upon or to give anyone other than the parties hereto and their respective heirs, legal representatives and successors any rights or benefits under or by reason of this Agreement and no other party shall have any right to enforce any of the provisions of this Agreement.

SECTION 8.6	Exhibits.  All Exhibits and Schedules attached
hereto are hereby incorporated by reference into, and made a part of, this Agreement.

SECTION 8.7	Severability.  If any provision of this Agreement
for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such illegal, invalid or unenforceable provision had never been included herein.

SECTION 8.8	Counterparts.  The Agreement may be executed in any
number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

SECTION 8.9	Third Parties.  Except as specifically set forth or
referred to herein, nothing herein express or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement or the Contemplated Transactions.


                        ARTICLE 9

                       DEFINITIONS

SECTION 9.1	Definitions.  The following terms, as used herein,
have the following meanings:

    "Acquisition Proposal" shall mean any proposal for the acquisition of, or merger or other business combination involving Dynacor or the sale of the Shares or the sale of any equity interest in, or the Business or any Assets of, Dynacor (except in the ordinary course), other than the transactions contemplated by this Agreement.



    "Affiliate" of any person means any other person directly or indirectly through one or more intermediary persons, controlling, controlled by or under common control with such person.

    "Agreement" or "this Agreement" shall mean, and the words
"herein", "hereof" and "hereunder" and words of similar import shall refer to, this agreement as it from time to time may be amended.

    "Articles of Incorporation" shall mean, in the case of any corporation, the certificate of incorporation, articles of incorporation or charter of a corporation, howsoever denominated under the laws of the jurisdiction of its incorporation.

    "Assets" shall mean properties, rights, interests and assets of every kind, real, personal or mixed, tangible and intangible, used or usable in the Business.

    The term "audit" or "audited" when used in regard to financial statements shall mean an examination of the financial statements by a firm of independent certified public accountants in accordance with generally accepted auditing standards for the purpose of expressing an opinion thereon.

    "Business" shall mean the ownership and operation of the Assets comprising the business operations of Dynacor.

    "Contract" shall mean any contract, agreement, indenture, note, bond, lease, conditional sale contract, mortgage, license, franchise, instrument, commitment or other binding, arrangement, whether written or oral.

    "Code" shall mean the Internal Revenue Code of 1986, as amended.

    The term "control", with respect to any person, shall mean the power to direct the management and policies of such person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other persons by or through stock ownership, agency or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

    "Deferred Compensation Liabilities" shall mean all payments required to be made by Dynacor under any Employee Benefit Plan.

    "Dynacor Debt" shall mean (i) money borrowed by Dynacor from any person; (ii) any indebtedness of Dynacor arising under leases required to be capitalized under GAAP or evidenced by a note, bond, debenture or similar instrument; (iii) any indebtedness of Dynacor arising under purchase money obligations or representing the deferred purchase price of property and services (other than current trade payables incurred in the ordinary course of the Business) and (iv) any Liability of Dynacor under any guaranty, letter of credit, performance credit or other agreement having the effect of assuring a creditor against loss.

    "Environmental Laws" shall mean any federal, state or local statute, ordinance or promulgated rule or regulation, any judicial or administrative order or judgment applicable to Dynacor (whether or not by consent), any duties imposed by common law and any provision or condition of any permit, license or other operating authorization, in each case as in effect as of the date of this Agreement and relating to (a) the protection of (i) the environment or (ii) the public welfare from actual or potential exposure (or the effects of exposure) to any actual or potential release, discharge, disposal or emission (whether past or present) of any Hazardous Substance, or (b) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, of any Hazardous Substance.

    "Environmental Liabilities" shall mean any and all Liabilities of the Shareholders, Dynacor (or the Surviving Corporation) arising out of (i) Claims by third parties made under Environmental Laws or (ii) remedial action required by Environmental Laws, in each case, to the extent arising out of events, transactions, facts or circumstances occurring or existing on or prior to the Closing Date.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

    "Excluded Tax Liabilities" shall mean any and all Liabilities for Taxes (other than Tax Liabilities arising out of the Contemplated Transactions that are payable by DHT or the Surviving Corporation hereunder) that are payable by the Shareholders or Dynacor pursuant to the terms of this Agreement or pursuant to Law or that are payable by the Shareholders, Dynacor (or the Surviving Corporation) arising out of events, transactions, facts or circumstances occurring or existing on or prior to the Closing Date.

    "GAAP" shall mean generally accepted accounting principles in effect on the date hereof as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting
Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States.

    "Hazardous Substances" shall mean any pollutants, contaminants, hazardous or toxic substance, material, or waste which is or becomes regulated by any local or state governmental authority, or the United States government. The term "Hazardous Substances" includes, without limitation, any material or substance which is (i) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. ' 1321, (ii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C ' 6901 et seq. (42 U.S.C. ' 6903),
(iii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ' 9601 et seq., (iv) petroleum products and wastes, or (v) asbestos or asbestos-containing material.

    "Inventory" shall mean, as of any date, collectively, all inventories of products owned by Dynacor and held for sale, distribution or license, together with packaging and samples thereof, owned by Dynacor as of such date.

    "IRS" shall mean the Internal Revenue Service.

    The term "knowledge" with respect to (a) any individual shall mean actual knowledge and (b) any corporation shall mean the actual knowledge of the directors and the executive officers of such corporation; and "knows" has a correlative meaning.

    "Liability" shall mean any direct or indirect indebtedness, liability, assessment, claim. loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate. liquidated or unliquidated, secured or unsecured, accrued, absolute, actual or potential, contingent or otherwise (including any liability under any guaranties, letters of credit, performance credits or with respect to insurance loss accruals).

    "Lien" shall mean, with respect to any Asset, any mortgage, lien (including mechanics, warehousemen, laborers and landlords liens), claim, pledge, charge, security interest, preemptive right, right of first refusal, option, judgment, title defect, or encumbrance of any kind in respect of or affecting such Asset.

    "Merger Claims" shall mean any Claim made by any Shareholder, any Representative of any Shareholder, Dynacor or any Contractor of Dynacor, whether arising prior to or after the Closing, that challenges the validity, legality or fairness of the Contemplated Transactions or any actions of Dynacor or the Shareholders taken in connection therewith, or the adequacy or fairness of the Merger Consideration, including any Claims for appraisal rights commenced by any Dissenting Shareholder.

    "Noncurrent Liabilities" shall mean all Liabilities (other than deferred Tax Liabilities) of the Surviving Corporation and its Subsidiaries on a consolidated basis that, in accordance with GAAP, are or should be classified as noncurrent liabilities.

    The term "person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity, including a government or political subdivision or an agency or instrumentality thereof.

    "Receivables" shall mean as of any date any trade accounts receivable, notes receivable, sales representative advances and other miscellaneous receivables of Dynacor (or the Surviving Corporation) arising in the ordinary course of the Business.

    "Regulatory Actions" shall mean any claim, demand, action, suit or proceeding brought or instigated by any Governmental
Body in connection with any Environmental Law, including, without limitation, civil, criminal and/or administrative proceedings, whether or not seeking costs, damages, penalties or expenses.

    "Release" shall mean the intentional or unintentional, spilling, leaking, disposing, discharging or disturbance of, or emitting, depositing, injecting, leaching, escaping, or any other release or threatened release to or from, however defined, any Hazardous Substance in violation of any Environmental Law.

    "Requisite Shareholders" shall mean the Shareholders holding
Shares as indicated on Schedule 2.1 that equal in the aggregate a majority of all Shares indicated on Schedule 2.1.

    "Reportable Event" shall mean any of the events described in
Section 4043(b)(1), (2), (3), (5), (6), (8) or (9) of ERISA.

    "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") shall mean (i) any net income, gross income, gross receipts, sales, use, ad valorem, transfer, transfer gains, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, rent, recording, occupation, premium, real or personal property, intangibles, environmental or windfall profits tax, alternative or add-on minimum tax, customs duty or other tax, fee, duty, levy, impost, assessment or charge of any kind whatsoever (including but not limited to taxes assessed to real property and water and sewer rents relating thereto), together with any interest and any penalty, addition to tax or additional amount imposed by any Governmental Body (domestic or foreign) (a "Tax

Authority") responsible for the imposition of any such tax, with respect to Dynacor, the Shareholders, the Surviving Corporation, any Subsidiary, the Business or the Assets (or the transfer thereof or of the Merger); (ii) any liability for the payment of any amount of the type described in the immediately preceding clause
(i) as a result of Dynacor or any Subsidiary being a member of an affiliated or combined group with any other corporation at any time on or prior to the Closing Date and (iii) any liability of Dynacor or the Surviving Corporation for the payment of any amounts of the type described in the immediately preceding clause (i) as a result of a contractual obligation to indemnify any other person.

    "Tax Return" shall mean any return or report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to any Tax
Authority.

     "Third Party Software" shall mean the computer programs developed and owned by parties other than Dynacor which are used, specified or utilized in or in conjunction with the Software or recommended for use in or in conjunction therewith.

    "Transaction Documents" shall mean, collectively, this Agreement, and each of the other agreements and instruments to be executed and delivered by all or some of the parties hereto in connection with the consummation of the transactions contemplated hereby.

    The term "voting power" when used with reference to the capital stock of, or units of equity interests in, any person shall mean the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors of such person (if such person is a corporation) or to participate in the management and control of such person (if such person is not a corporation).

SECTION 9.2	Interpretation.  Unless the context otherwise
requires, the terms defined in Section 9.1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. All accounting terms defined in Section 9.1, and those accounting terms used in this Agreement not defined in Section 9.1, except as otherwise expressly provided herein, shall have the meanings customarily given thereto in accordance with GAAP. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

IN WITNESS WHEREOF, the undersigned have executed this Agreement and Plan of Merger as of the date set forth above.

                                      DYNAMIC HEALTHCARE TECHNOLOGIES, INC.,
                                      a Florida corporation

/S/ CRAIG T. ARNESON                  By:  /S/ MITCHEL J. LASKEY
Craig T. Arneson,individually              Mitchel J. Laskey, President
                                           and Chief Executive Officer

/S/ RICHARD D. HAUSTEN
Richard D. Hausten, individually      DYNACOR INC., a Minnesota corporation

/S/ ROBERT R. HARRIS                  By:  /S/ CRAIG T. ARNESON
Robert R. Harris                           Craig T. Arneson, President

/S/ EUGENE W. DIETZ
Eugene W. Dietz, individually         DYNACOR INVESTMENTS, LLP., a
                                      Minnesota limited liability partnership
/S/ RONALD D. BRAATZ
Ronald D. Braatz, individually        By: /S/ CRAIG T. ARNESON
                                          Craig T. Arneson, partner

                                      By: /S/ RICHARD D. HAUSTEN
                                          Richard D. Hausten, partner

                                      By: /S/ ROBERT R. HARRIS
                                          Robert R. Harris, partner


                                      E.W.D. DYNACOR GROUP, LLP,
                                      a Minnesota limited liability partnership

                                      By: /S/ EUGENE W. DIETZ
                                          Eugene W. Dietz, managing partner